Exhibit 99.1

NOBLE ANNOUNCES MANAGEMENT PROMOTIONS

WARREN, MI – MAY 24, 2006 – Noble International, Ltd., (NASDAQ: NOBL) (“Noble” or the “Company”) announced the promotion of Craig S. Parsons and Andrew J. Tavi to new positions with the Company. Mr. Parsons was appointed to the position of Vice President of Sales while Mr. Tavi was named Vice President and General Counsel.

Mr. Parsons joined Noble’s predecessor company in 1993 and has held a variety of positions with the organization, including manufacturing, engineering and sales. Most recently, Mr. Parsons was Vice President of Sales and Marketing for Noble Metal Processing, the Company’s operating subsidiary. He holds a Bachelor of Science degree from Eastern Michigan University and an MBA from the University of Detroit. He will continue to report to Steven A. Prue, Noble’s President.

Mr. Tavi joined Noble as Deputy General Counsel in December 2005 from Foley & Lardner LLP, where he was Senior Counsel specializing in mergers and acquisitions, private equity investments and general corporate law. He received his undergraduate degree from the University of Michigan and his JD from the University of Michigan Law School. Mr. Tavi will report to Noble’s Chief Executive Officer, Thomas L. Saeli and the Company’s Board of Directors.

Thomas L. Saeli, Noble’s Chief Executive Officer, commented on the promotions, “Noble’s expansion has created a need for more resources to support our continued growth. Craig’s extensive experience with Noble and his contributions to our growth through the creation of high-value laser-welded products have been invaluable. We are confident that he is the right person to lead our drive to expand the global market for laser-welded blanks and tubular products. Likewise, Andrew has the broad legal skills necessary to manage all of Noble’s legal and regulatory affairs, and his M&A experience should prove invaluable as we evaluate and pursue potential acquisitions and joint ventures in North America and abroad.”

SAFE HARBOR STATEMENT

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, complete program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.

Certain statements made by Noble International, Ltd. in this and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward looking statements. For more information see www.nobleintl.com.

For more information contact:

Greg L. Salchow

Noble International, Ltd.

(586) 751-5600